EXHIBIT 10.6.1
* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.
THIRD AMENDMENT
TO
CONTRACT SALES AND SERVICE AGREEMENT
     This Third Amendment to Contract Sales and Service Agreement (“Third Amendment”) is entered into as of March 26, 2008, by and between VENTIV COMMERCIAL SERVICES, LLC, a New Jersey limited liability company d/b/a as Inventiv Commercial, LLC (“Ventiv”) and Cumberland Pharmaceuticals, Inc. a Tennessee corporation (“Cumberland”).
W I T N E S S E T H
     WHEREAS, Ventiv, as successor in interest to Cardinal Health PTS, LLC, and Cumberland are parties to that certain Contract Sales and Service Agreement dated as of May 16, 2006, as amended, by that First Amendment to Contract Sales and Service Agreement dated as of July 19, 2006 and that Second Amendment to Contract Sales and Service Agreement dated June 1, 2007 (collectively, the “Service Agreement”); and
     WHEREAS, Ventiv and Cumberland desire to lengthen the period covered by the Service Agreement and to make certain other adjustments to the terms and conditions of the Service Agreement as set forth in this Third Amendment; and
     WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Service Agreement.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:
     1. Section 1 of the First Amendment to Contract Sales and Service Agreement dated July 19, 2006, the description of the Syndicated Sales Force is hereby deleted in its entirety.
     2. Section 2.1 of the Service Agreement shall be amended to provide that Ventiv shall provide Cumberland with an additional fourteen (14) Representatives (“Additional Representatives”) for a total of thirty-eight (38) full-time Representatives commencing on or about March 10, 2008 (the “Hire Date”). The Additional Representatives shall provide the services of the Representatives set forth in the Service Agreement. In connection with the Product Detail, Ventiv shall provide the following services:
          (a) Implementation — recruit and train the Additional Representatives, with training consisting of five (5) days of home study and five (5) days of initial training to commence on March 17, 2008 (the “Training Date”).
          (b) Deployment — (i) Deployment of the thirty-eight (38) Representatives (base salary, benefits, handheld PDA’s and laptops (including sales force automation software), printers and bonus targeted at [***] of base salary), (ii) four (4) Managers (base salary, benefits, laptops (including sales force automation software), printers, and bonus targeted at [***] of base salary), and (iii) turnover training and recruiting and (iv) office costs/operational supplies. As set forth in this Agreement, “Deployment” or “Deployment Date” means the date the Representatives commence Product Detailing pursuant to the Service

Agreement. The Representatives will be deployed and commence Product Detailing on or about March 24, 2008 (the “Deployment” or “Deployment Date”).
     3. Section 2.2 of the Service Agreement shall be amended to provide that Ventiv shall provide Cumberland with an additional two (2) Managers (“Additional Managers”) for a total of four (4) Managers.
     4. Delete the first sentence of Section 2.3(f) in its entirety.
     5. In Section 2.6 of the Service Agreement, delete all references to “six (6)” and replace with “four (4)”.
     6. Section 14 of the Service Agreement is amended to provide that the Agreement shall be extended as of the Effective Date, until April 1, 2010 (the “Renewal Term”).
     7. Schedule 3.1 of the Service Agreement shall be deleted in its entirety and replaced with the attached Schedule 3.1.
     8. The validity of this Third Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of Tennessee.
     9. This Third Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.
     10. Except as expressly amended by this Third Amendment, the Service Agreement remains in full force and effect in accordance with its terms and hereby is ratified and conformed in all respects. The execution, delivery, and performance of this Third Amendment shall not, except as expressly set forth herein, operate as an amendment of any right, power or remedy under the Service Agreement, as in effect prior to the date hereof.
     11. Upon and after the effectiveness of this Third Amendment, each reference in the Service Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Service Agreement shall mean and be a reference to the Service Agreement as modified and amended hereby. To the extent that any terms and conditions of the Service Agreement shall contradict or be in conflict with any terms and conditions of this Third Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Service Agreement as modified or amended hereby.
     12. This Third Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, understandings, and inducements, whether express or implied, oral or written.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized representatives as of the date and year first above written.

VENTIV COMMERCIAL SERVICES, LLC
By:	/s/ Terrell G. Herring
	Name:	Terrell G. Herring
	Title:	President and CEO

CUMBERLAND PHARMACEUTICALS, INC.
By:	/s/ A.J. Kazimi
	Name:	A.J. Kazimi
	Title:	CEO

SCHEDULE 3.1
COMPENSATION — IMPLEMENTATION FEES, FIXED FEES AND PASS-THROUGH
COSTS AND BILLING TERMS
I. FIXED FEES
     Implementation Fee.
     Cumberland shall pay Ventiv an Implementation Fee for the Additional Representatives and the Additional Managers in the amount of $[***] within [***] days after the Effective Date.
     Fixed Monthly Fee
     Cumberland shall pay Ventiv a Fixed Monthly Fee as follows:

Monthly Fee Commencing on the Effective Date and Continuing Until the Hire Date	Monthly Fee Commencing on the Hire Date and Continuing Until the First Anniversary of the Hire Date	Monthly Fee Commencing on the First Anniversary of the Hire Date and Continuing Until the Second Anniversary of the Hire Date

$258,482	$442,484	$453,615
II. PASS-THROUGH COSTS
     In addition to the Fixed Fees, certain expenses will be charged to Cumberland on a pass-through basis. These expenses will be billed to Cumberland at actual cost incurred by Ventiv. Pass through expenses shall include:
— Manager Bonus (including employer portion of taxes)
— Representative Bonus (including employer portion of taxes)
— Manager travel (air, rail, rental, taxi, lodging and meals)
— Representative travel (air, rail, rental, taxi, lodging and meals)
— Postage associated with initial shipment of training materials
— National Training Meeting
— District Planning Meetings and National Sales Meetings
— Third Party data acquisition costs

— Promotional Funds
— Physician Validation
— Sample Storage
— Travel Associated with Interviews
     Notwithstanding the foregoing, airline travel shall be via commercial airline at no more than full coach fare, and each Manager Bonus and Representative Bonus shall be in an amount agreed in writing by Cumberland and Ventiv before payment thereof and shall be based upon well-defined, mutually agreed performance criteria, subject to Ventiv’s internal human resources policies and procedures.
III. BILLING TERMS
     Cumberland will be billed monthly in arrears the amount stated above as the Fixed Monthly Fee. Pass-through Costs will be billed to Cumberland at actual cost as incurred by Ventiv.
     Invoices are due [***] days from date of invoice. If not paid within [***] days of the date of invoice, there will be a finance charge of 1.5% monthly, applied to the outstanding balance due.

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